Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-153314, 333-146108 and 33-81976 on Form S-3, and Registration Statement Nos. 333-143554 and 333-141919 on Form S-8 of our report dated March 2, 2009, relating to the consolidated financial statements of Jonah Gas Gathering Company and subsidiary, appearing in this Annual Report on Form 10-K of TEPPCO Partners, L.P. for the year ended December 31, 2008.

/s/  Deloitte & Touche LLP

Houston, Texas
March 2, 2009